Exhibit 23.2

                       INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Delta Woodside Industries, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus pertaining to the Delta Woodside Industries, Inc. Stock Option Plan of our report dated August 15, 1997, except for Note D, as to which the date is August 25, 1997, relating to the consolidated balance sheets of Delta Woodside Industries, Inc., as of June 29, 1996 and June 28, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997, incorporated herein by reference, which report appears in the June 28, 1997 annual report on Form 10-K of Delta Woodside Industries, Inc., filed with the Securities and Exchange Commission.


                              /s/ KPMG Peat Marwick LLP

                              KPMG Peat Marwick LLP


Greenville, South Carolina
February 4, 1998